EXHIBIT 4.6

FAT BRANDS INC.

2017 OMNIBUS EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT made as of _____________, 201_ [insert date on which Committee grants the Option] (the “Grant Date”), by and between FAT Brands Inc. (the “Company”), and ____________________ (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted and maintains the FAT Brands Inc. 2017 Omnibus Equity Incentive Plan effective September 30, 2017 (the “Plan”), and

WHEREAS, the Committee has authorized the grant to the Optionee of an Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1. Plan. This Option award is made pursuant to the terms of the Plan which are incorporated herein by reference. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Grant of Option. The Company hereby grants to the Optionee an option to purchase [insert # of shares] of the Company’s Shares for an Option price per Share equal to [insert price] (the Fair Market Value of a Share on the date of the grant of the Option) [>10% shareholders must be at least 110% of FMV] (the “Option”). The Option is intended by the Committee to qualify as an Incentive Stock Option as provided in Section 9 and the provisions hereof shall be interpreted on a basis consistent with such intent.

3. Exercise Period.

(a) The Option shall be exercisable on or after vesting of the Option pursuant to the terms of the Plan and this Agreement.

(b) All or any part of the Option may be exercised by the Optionee no later than the tenth (10th) anniversary of the Grant Date. [>10% shareholders must be 5 years from Grant Date]

(c) This Agreement and the Option shall terminate on the earlier of (i) the tenth (10th) anniversary of the Grant Date, or (ii) the date as of which the Option has been fully exercised.

4. Vesting. Except as provided below and subject to the Optionee’s continuation of service with the Company during the vesting period, the Option shall vest and become exercisable pursuant to the following schedule:

Vesting Schedule: Subject to the limitations contained herein, this Option shall vest and become exercisable with respect to one-third of the Shares on each anniversary of the Grant Date until fully vested.

5. Termination of Service. In the event of the Optionee’s Termination of Service with the Company, the provisions of Article VI of the Plan shall control.

6. Change of Control. Notwithstanding the foregoing, upon a Change of Control, the Committee may, in its sole discretion, cause the Option to become fully vested and exercisable as of the date of such Change of Control.

7. Restrictions on Transfer of Option. This Agreement and the Option shall not be transferable otherwise than by will or by the laws of descent and distribution and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee.

8. Exercise of Option.

(a) The Option shall become exercisable at such time as shall be provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised.

(b) Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares. Shares transferred in payment of the Option price shall be valued as of the date of transfer based on their Fair Market Value.

9. Tax Status of Option.

(a) Incentive Stock Option. This Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. If at any time the Option shall fail or cease to meet the requirements of Section 422 of the Code, it shall automatically convert to, and be treated as, a Non-qualified Stock Option under the terms of the Plan.

(b) Exercise Limitation. An Option shall not be treated as an Incentive Stock Option to the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which the Optionee may exercise the Option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares subject to any other options designated as Incentive Stock Options granted to the Optionee under all stock option plans of Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) prior to the Grant Date with respect to which such options are exercisable for the first time during the same calendar year, shall exceed One Hundred Thousand Dollars ($100,000), as and only to the extent necessary to comply with the limitations under Code Section 422(d). For purposes of the preceding sentence, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of shares of stock shall be determined as of the time the option with respect to such shares is granted as required under Code Section 422(d).

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(c) Notice of Disqualifying Disposition. The Optionee shall promptly notify the Company if the Optionee disposes of any of the Shares acquired pursuant to the Option within one (1) year after the date the Optionee exercises all or part of the Option or within two (2) years after the Grant Date of Option. Until such time as the Optionee disposes of such Shares in a manner consistent with the provisions of this Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all Shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after the Grant Date of the Option. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

10. Regulation by the Committee. This Agreement and the Option shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution.

11. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares are issued to the Optionee.

12. Reservation of Shares. With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

13. Delivery of Share Certificates. Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

14. Withholding. In the event the Optionee elects to exercise the Option (or any part thereof), the Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the issuance of Shares to the Optionee to satisfy its withholding obligations under any and all federal, state or local tax rules or regulations.

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15. Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Optionee.

16. Optionee Acknowledgment. Optionee acknowledges and agrees that the vesting of Shares pursuant to this Option Agreement is earned only by continuing service with the Company. Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan shall confer upon the Optionee any right to continue in the service of the Company, nor shall it interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s service at any time, with or without Cause. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. By executing this Agreement, the Optionee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

FAT Brands Inc.

By:____________________________	________
Date
Its:____________________________

____________________, Optionee	________
Date

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SAMPLE

NOTICE OF EXERCISE

FAT Brands Inc. Compensation Committee	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock Option that I elect to purchase the number of Shares for the price set forth below.

Type of Option:	Incentive Stock Option

Grant Date:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

By this exercise, I agree (i) to execute or provide such additional documents as FAT Brands Inc. (the “Company”) may reasonably require pursuant to the terms of this Notice of Exercise and the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”), and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option.

Very truly yours,

Optionee

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FAT BRANDS INC.

2017 OMNIBUS EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT made as of _____________, 201_ [insert date on which Committee grants the Option] (the “Grant Date”), by and between FAT Brands Inc. (the “Company”), and ____________________ (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted and maintains the FAT Brands Inc. 2017 Omnibus Equity Incentive Plan effective September 30, 2017 (the “Plan”), and

WHEREAS, the Committee has authorized the grant to the Optionee of an Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1. Plan. This Option award is made pursuant to the terms of the Plan which are incorporated herein by reference. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Grant of Option. The Company hereby grants to the Optionee an option to purchase [insert # of shares] of the Company’s Shares for an Option price per Share equal to [insert price] (the Fair Market Value of a Share on the date of the grant of the Option) (the “Option”). The Option is intended by the Committee to be a Non-Qualified Stock Option and the provisions hereof shall be interpreted on a basis consistent with such intent.

3. Exercise Period.

(a) The Option shall be exercisable on or after vesting of the Option pursuant to the terms of the Plan and this Agreement.

(b) All or any part of the Option may be exercised by the Optionee no later than the tenth (10th) anniversary of the Grant Date.

(c) This Agreement and the Option shall terminate on the earlier of (i) the tenth (10th) anniversary of the Grant Date, or (ii) the date as of which the Option has been fully exercised.

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4. Vesting. Except as provided below and subject to the Optionee’s continuation of service with the Company during the vesting period, the Option shall vest and become exercisable pursuant to the following schedule:

Vesting Schedule: Subject to the limitations contained herein, this Option shall vest and become exercisable with respect to one-third of the Shares on each anniversary of the Grant Date until fully vested.

5. Termination of Service. In the event of the Optionee’s Termination of Service with the Company, the provisions of Article VI of the Plan shall control.

6. Change of Control. Notwithstanding the foregoing, upon a Change of Control, the Committee may, in its sole discretion, cause the Option to become fully vested and exercisable as of the date of such Change of Control.

7. Restrictions on Transfer of Option. This Agreement and the Option shall not be transferable otherwise than (a) by will or by the laws of descent and distribution or (b) by gift to any Family Member of the Optionee, and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee, except on account of the Optionee’s Permanent and Total Disability or death, and solely by the transferee in the case of a transfer by gift to a Family Member of the Optionee.

8. Exercise of Option.

(a) The Option shall become exercisable at such time as shall be provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised.

(b) [Except as otherwise provided in [Section 8(c)] [Sections 8(c) and 8(d)],] Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares. Shares transferred in payment of the Option price shall be valued as of the date of transfer based on their Fair Market Value.

[(c) The Option price may be paid, in whole or in part, by (i) an immediate market sale or margin loan as to all or a part of the Shares which the Optionee shall be entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Optionee of the Option price (or portion thereof to be so paid), (ii) the delivery of the Shares from the Company directly to a brokerage firm, and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company.]

[[(c)] [(d)] The Option price may be paid, in whole or in part, by reducing the number of Shares to be issued upon exercise of the Option by the number of Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise.]

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9. Regulation by the Committee. This Agreement and the Option shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution or by gift to a Family Member of the Optionee.

10. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares are issued to the Optionee.

11. Reservation of Shares. With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

12. Delivery of Share Certificates. Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

13. Withholding. In the event the Optionee elects to exercise the Option (or any part thereof), the Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the issuance of Shares to the Optionee to satisfy its withholding obligations under any and all federal, state or local tax rules or regulations.

14. Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Optionee.

15. Optionee Acknowledgment. Optionee acknowledges and agrees that the vesting of Shares pursuant to this Option Agreement is earned only by continuing service with the Company. Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan shall confer upon the Optionee any right to continue in the service of the Company, nor shall it interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s service at any time, with or without Cause. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. By executing this Agreement, the Optionee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

FAT Brands Inc.

By:____________________________	________
Date
Its:____________________________

____________________, Optionee	________
Date

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SAMPLE

NOTICE OF EXERCISE

FAT Brands Inc. Compensation Committee	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock Option that I elect to purchase the number of Shares for the price set forth below.

Type of Option:	Non-Qualified

Grant Date:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

By this exercise, I agree (i) to execute or provide such additional documents as FAT Brands Inc. (the “Company”) may reasonably require pursuant to the terms of this Notice of Exercise and the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”), and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option.

Very truly yours,

Optionee

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FAT BRANDS INC.

2017 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT made as of ___________, 201_ [insert date on which Committee awards the Restricted Stock] (the “Grant Date”), by and between FAT Brands Inc. (the “Company”), and ___________________ (the “Awardee”).

WITNESSETH:

WHEREAS, the Company has adopted and maintains the FAT Brands Inc. 2017 Omnibus Equity Incentive Plan effective September 30, 2017 (the “Plan”), and

WHEREAS, the Committee has authorized the award to the Awardee of Restricted Stock under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Awardee hereby agree as follows:

1. Plan. This Restricted Stock Award is made pursuant to the terms of the Plan which are incorporated herein by reference. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2. Award of Restricted Stock. The Company hereby grants to the Awardee [insert # of shares] shares of Restricted Stock. All such shares of Restricted Stock shall be subject to the restrictions and forfeiture provisions contained in Sections 4, 5 and 6, such restrictions and forfeiture provisions to become effective immediately upon execution of this Agreement by the parties hereto.

3. Share Certificates. The Awardee hereby acknowledges that [insert #] share certificates for shares of Restricted Stock are hereby awarded and shall be promptly delivered to the Awardee hereunder, each bearing the following legend:

The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) of an Agreement entered into between the registered owner and FAT Brands Inc., effective as of _________, 201_. Copies of such Agreement are on file in the offices of the Secretary of FAT Brands Inc.

4. Vesting. Except as provided below and subject to the Awardee’s continued service with the Company for the applicable vesting period, the shares of Restricted Stock shall vest, no longer be subject to restrictions and become transferable pursuant to the terms of the Plan pursuant to the following schedule:

Vesting Schedule: Subject to the limitations contained herein, one-third of the Shares shall vest on each anniversary of the Grant Date until fully vested.

The shares of Restricted Stock shall not be transferable unless and until (and solely to the extent) the Awardee satisfies the vesting requirements contained herein. To the extent the above vesting requirements are not satisfied, the nonvested shares of Restricted Stock shall be forfeited by the Awardee.

5. Termination of Service. In the event of the Awardee’s Termination of Service with the Company or an Affiliate, as applicable, for any reason prior to vesting of the shares of Restricted Stock, the terms of Article VI of the Plan shall control.

6. Change of Control. Notwithstanding the foregoing, upon a Change of Control, the Committee may, in its sole discretion, cause the shares of Restricted Stock to become fully vested and exercisable as of the date of such Change of Control.

7. Voting and Dividend Rights. The Awardee shall have the voting and dividend rights of a shareholder of Shares with respect to the shares of Restricted Stock; provided, however, that any dividends paid in the form of Shares shall be deposited with the Company, together with a share power endorsed in blank or other appropriate instrument of transfer and shall be subject to the same restrictions as the shares of Restricted Stock.

8. Regulation by the Committee. This Agreement and the shares of Restricted Stock shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Awardee.

9. Withholding. The Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the Awardee’s shares of Restricted Stock Award to satisfy its withholding obligations under any and all applicable federal, state and/or local tax rules or regulations. The Awardee shall be entitled to make an election to include the Fair Market Value of the shares of Restricted Stock into income under Section 83(b) of the Code.

10. Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Awardee’s rights or entitlements with respect to the Restricted Stock shall be effective without the prior written consent of the Awardee.

11. Awardee Acknowledgment. Awardee acknowledges and agrees that the vesting of Shares pursuant to this Agreement is earned only by continuing service with the Company. Awardee further acknowledges and agrees that nothing in this Agreement, nor in the Plan shall confer upon the Awardee any right to continue in the service of the Company, nor shall it interfere in any way with Awardee’s right or the Company’s right to terminate Awardee’s service at any time, with or without Cause. Awardee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Awardee has reviewed the Plan and this Award in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award and fully understands all provisions of the Award. By executing this Agreement, the Awardee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

FAT Brands Inc.

By:____________________________	________
Date
Its:____________________________

____________________, Awardee	________
Date

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